HARTE HANKS November I l, 2019 Via Email Mr. Andrew Benett abbenett8@gmail.com 348 Canoe Hill Road New Canaan, CT 06840 Dear Mr. Benett: We are very pleased to offer you, Andrew Benett ("you" or "your"), the position of Executive Chairman and Chief Executive Officer of Harte Hanks, Inc. (the "Company"), with an effective date on November 18, 2019. Compensation Salary, Hiring Bonus, and Annual Incentive Bonus Salary—Your position is full time, exempt. You will be paid a base salary of $380,000, if annualized, in accordance with the Company's standard payroll practice of twenty-six bi-weekly payments of $14,615.39. You will be considered for pay increases consistent with your individual performance and the consideration given other executive officers. Additionally, you will be paid $10,000 per month as an Executive Chairman fee. All payments under this offer letter are subject to all applicable federal and state withholdings. Annual Incentive Bonus-- You will be eligible to participate in the Harte Hanks 2019 Annual Incentive Plan (the "Plan"), the annual incentive plan approved by the Board of Directors of the Company (the "Board") and/or CompensationCommittee thereof for executive officers with corporate objectives as determined by the Board, as well as future annual incentive plans. Typically, this bonus is paid in cash; however, the Compensation Committee and the Board retain the right to settle payment in shares of Company stock, constituting up to a maximum of 50% of the bonus amount. Your target incentive opportunity under the Plan will be 100% of your base salary and will be paid shortly following the filing of the 2019 earnings release, to the extent earned and in accordance with the terms of the Plan. Notwithstandingthe foregoing, if paying any portion of the annual bonus payable in shares would cause the total number of shares awarded to you in any year to exceed the applicable amount permitted under the Plan, such excess portion will be payable in cash. Your maximum bonus potential will be 250% of your base salary. hartehanks.com

F,guitx You will receive a grant of 150,000restricted stock units (the "RSUs") in 2019. The RSUs shall vest ratably (1/3) on each of the first three annual anniversaries of the award's date of grant. so that the entire award is fully vested on the third anniversary. The foregoing award will be subject to the standard terms and conditions of such awards under the Harte Hanks 2013 Omnibus Incentive Plan and the corresponding Restricted Stock Unit Award Agreement. You will receive an additional grant of 150,000restricted stock units within the first 15 days of January 2020, subject to your continued employment or other service with the Company through the grant date. Such restricted stock units shall vest ratably (1/3) on each of the first three annual anniversaries of the award's date of grant, so that the entire award is fully vested on the third anniversary. The foregoing award will be subject to the standard terms and conditions of such awards under the Harte Hanks 2013 Omnibus Incentive Plan and the corresponding Restricted Stock Unit Award Agreement. Executive (Yicer Benefits / Perquisites You will be eligible for the following perquisites as an officer and CEO, as approved by the Board of Directors and/or Compensation Committee from time to time: Severance: In the event you are terminated without Cause (as defined below) or resign for Good Reason (as defined below), the Company will pay you 18 months' severance pay ("Severance Pay") at your final base salary rate at the times set forth below and (ii) provide you with continued health insurance benefits under COBRA (if timely elected) for 12 months; post-termination payments are subject to you signing (and not revoking) a release of claims in substantially the form attached hereto as Exhibit A within the time period set forth therein. Subject to satisfaction of the release requirement hereunder, the Severance Pay will be paid in substantially equal installments in accordance with the Company's regular payroll cycle; provided that the first payment will be made on the first payroll period after the 75th day after your employment termination date (the "First Payment Date"), and such first payment shall be equal to the amount of Severance Pay that would have been due and payable from the termination date through the First Payment Date, and thereafter, any remaining Severance Pay will be payable to you in substantially equal installments. This letter agreement is intended comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the interpretive guidance thereunder, and any similar state laws, and shall be administered, construed and interpreted accordingly. If you are a "specified employee" (as defined and applied in Section 409A of the Code) as of the termination date, to the extent any payment under this letter agreement constitutes deferred compensation (after taking into account any applicable exemptions under Section 409A of the Code) and to the extent required by Section 409A of the Code, you will not be entitled to any Severance Pay under this letter agreement until the earlier of (a) the first day following the six-month anniversary of the termination date, or (b) your date of death. hartehanks.com

Definition of Cause: (i) your material violation of any written policy of the Company that has been made available to you or, in the event of a non-material violation of a written policy that has been made available to you, any violation about which you have received written notice and a reasonable opportunity to cure if such violations are capable of remedy; (ii) your material failure to (x) obey the lawful written directions of the Board, (y) timely respond to written Board inquiries, or (z) provide the Board with timely updates regarding material Company business; (iii) your gross negligence in the performance of, or willful disregard of, your obligations to the Company; (iv) the material breach of any of your obligations under this offer letter, any employment restrictions agreement entered into by you and the Company, or any other material agreement entered into by you and the Company; (v) your fraud or misappropriation, embezzlement, or material misuse of funds or property belonging to the Company; (vi) your indictment or other criminal charge for, or conviction of or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (vii) the commission of an act of (x) material dishonesty or (y) moral turpitude by you which is, or is reasonably likely to be, materially detrimental to the Company. Definition of Good Reason: without your consent, (i) a material diminution in your duties, authority, or position; (ii) your base salary, as described in this offer letter, is reduced, other than in connection with Company-wide pay cut/furlough program; (iii) relocation of your principal office to a location more than 50 miles from the office location at the time of its establishment and your place of employment on the date of this offer letter; or (iv) the material breach of any of the Company's obligations under this letter agreement; provided, however, that no termination by you for Good Reason for any of the foregoing reasons shall be efTective unless and until (A) you have given the Company written notice of the reason for the termination for Good Reason no more than 30 calendar days following the initial existence of the condition(s) that constitute(s) Good Reason, and has given the Company at least 30 calendar days in which to remedy such condition(s), if such condition(s) are capable of remedy, (B) the Company has failed to remedy the same, and (C) You actually terminate your employment within 30 calendar days after the expiration of the remedy period without remedy of the Good Reason by the Company (or the date of the written notice, if the condition is not capable of remedy). • Indemnification: you will be offered the standard indemnification agreement for corporate officers of the Company. Please note that the Company does not reimburse executive officers for mileage for use of personal vehicles. General Benefits The Company offers a comprehensive benefits package. You will be eligible to participate in the following plans on the 1st of the month following 60 days of employment. Medical and dental plans which are paid for jointly by the Company and you; hartehanks.com

• Company paid life insurance and AD&D insurance plans; and Flexible spending account plans (healthcare and dermdent care) and vision plan. You will also be eligible to participate in additional valuable benefit plans after applicable waiting periods including 401(k). salary continuation. long-term disability. educational assistance, 15 days of annual paid time off, paid holidays and several other benefit plans. These benefits will be explained to you in more detail after you join the Company. Benefits are subject to change at any time. Should this occur, you will be notified. You may contact HR Support at 877-691-2147 for additional important enrollment and eligibility information. Executive Officer Responsibilities As Chief Executive Officer, you will be an "executive officer" and a "named executive omcer•• as defined by U.S. securities laws, and as such will be required to promptly and publicly report to the U.S. Securities and Exchange Commission all transactions in the Company stock. The Company will be required to promptly and publicly disclose all compensatory arrangements it makes with you. You will be subject to the Company's Business Conduct Policy (including restrictions on transacting in the Company's stock) and Officer Stock Ownership Guidelines. You will be required to sign the Company's standard employment restrictions agreement for corporate officers, which contains both non-competition and non-solicitation provisions, among other limitations. Other Additionally, you will need to provide the required documents authorizing you to work for the Company in the United States. This offer and your response are not meant to constitute a contract of employment for a stated term. Your employment will be strictly "at will". This means that if you accept this offer, you will retain the right to discontinue your employment at any time and that the Company will retain the same right. This offer is valid for ten business days from receipt of this letter. As a condition of your acceptanceof this offer of employment,you are assuringus that your employment with the Company would not violate any non-competition, confidentiality or other obligations you may have with any current or former employer. You are also certifying that you have provided us with copies of any non-competition, confidentiality or other agreements that you signed with any current or former employer. The Company also reserves the right to terminate your employment if on or prior to December 20, 2019 any of your former employers files a lawsuit against you or the Company alleging that your employment with the Company violates any continuing obligations to that former employer or any former employer seeks a temporary restraining order or other preliminary injunction to enjoin you. This offer is valid for 10 business days from receipt of this letter. hanehanks.com

Andrew, on behalf of the Board of Directors of Harte Hanks, Inc., I would like to express my pleasure in presenting you with this offer. Yours sincerely, DLO L(-/ Maureen O'Connell (1 24 Accepted By: Il Andrew Benett Date hartehanks.com

ЕХШШТ А Attached hartehanks.com

Exhibit A FORM OF RELEASE AGREEMENT This RELEASE AGREEMENT (this "Agreement") dated 20_, is made and entered into by and between [el (the "Company"), and [e] (the "Former Executive"). WHEREAS,the Company and the Former Executive previously entered into an Letter Agreement dated [el, 20[•] (the "Letter Agreement"); WHEREAS, the Former Executive's employment with the Company has terminated effective and the Former Executive is eligible for payments and benefits pursuant to the "Severance" section of the Letter Agreement (collectively, the "Severance Payments"); and WHEREAS, pursuant to the Letter Agreement, it is a condition precedent to the Company's obligations to make the Severance Payments that Former Executive executes and delivers this Agreement. NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Letter Agreement, the sufficiency and receipt of which is hereby acknowledged, the Former Executive agrees as follows: 1. General Release and Waiver of Claims. (a) Pursuant to the Letter Agreement and in consideration of the Severance Payments to be provided to Former Executive by the Company, Former Executive hereby releases and forever discharges and holds the Company, subsidiaries of the Company, affiliates of the Company and each officer, director, employee, partner (general and limited), equity holder, member, manager, agent, subsidiary, affiliate, successor and assign and insurer of any of the foregoing (collectively, the "Releasees") harmless from all claims or suits, of any nature whatsoever (whether known or unknown), being directly or indirectly related to Former Executive's employment with the Company or the termination thereof, including, but not limited to, any claims for notice, pay in lieu of notice, wrongful dismissal, discrimination, harassment, severance pay, bonus, incentive compensation, interest, any claims relating to Former Executive's employment with the Company, through the date hereof. (b) This release includes, but is not limited to, contract and tort claims, claims arising out of any legal restriction on the Company's right to terminate its employees and claims or rights under federal, state, and local laws prohibiting employment discrimination, including, but not limited to, claims or rights under Title V Il of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991; the Equal Pay Act; the Age Discrimination in Employment Act of 1967 ("ADEA"), including the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act, I and any other federal, state, or local law (statutory or decisional), regulation or ordinance (if and to the extent applicable and as the same may be amended from time to time), or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Releasees; or any claim for wrongful discharge, breach of contract, negligence, infliction of emotional distress, defamation; or any claim I NTD: Insert applicable state law referencesat time of the termination. A-I for costs, fees, or other expenses (including attorney's fees incurred in these matters), which arose through the date Former Executive executes this Agreement. (c) Former Executive acknowledges that the consideration given for this Agreement is in addition to anything of value to which Former Executive was already entitled. (d) Former Executive acknowledges that because this Agreement contains a general release of all claims including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing. Former Executive may take up to [twenty-one (21 days to decide whether to execute this Agreement, and he may revoke his signature by delivering or mailing a signed notice of revocation to the Company at its corporate offices within seven (7) days after executing it. (e) Notwithstanding the foregoing, this Agreement does not release (i) claims which cannot be lawfully released, (ii) claims with respect to the breach of any covenant to be performed by the Company pursuant to this Agreement or any other claims arising from actions or omissions occurring after the date of this Agreement, (iii) rights of the Former Executive, if any, under any equity compensation program of the Company solely to the extent that such rights of the Former Executive, by their terms, survive the termination of the Former Executive's employment with the Company in the circumstances under which such employment was actually terminated, and (iv) any rights the former Executive has to indemnification under any Company plan, policy or by-law, or pursuant to applicable law. Further, the release contained herein does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company (A) to Former Executive and his eligible, participating dependents or beneficiaries with respect to any vested benefits under any existing group welfare (excluding severance), equity, or retirement plan of the Company in which Former Executive is a participant, or (B) with respect to Severance Payments pursuant to the Letter Agreement. (f) Former Executive acknowledges that there is a risk that after signing this Agreement he may discover losses or claims that are released under this Agreement, but that are presently unknown to him. Former Executive assumes this risk and understands that this Agreement shall apply to any such losses and claims. Former Executive understands that this Agreement includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released herein. Former Executive acknowledges that by accepting the Severance Payments, he assumes and waives the risks that the facts and the law may be other than as he believes. 2. Nothing in this Agreement shall be construed to affect the independent right and responsibility of the Equal Employment Opportunity Commission ("EEOC") or any other government agency to enforce the law; provided, however Former Executive is barred from receiving any monetary damages in connection with any EEOC or other government agency proceeding concerning matters covered by this Agreement to the fullest extent permitted by law. 2 NTD: Update to the extent executive is laid offin reduction in force that requires longer consideration period.

3. This Agreement shall not be construed as an admission by any of the Releasees or the Former Executive of any violation of any federal, state or local law. 4. Except for Former Executive's covenants and obligations pursuant to of the Letter Agreement and the covenants and obligations of the Company under of the Letter Agreement (the "Surviving Sections")3 , the Letter Agreement is terminated effective as of the date of the termination of Former Executive's employment, and except for the Surviving Sections, shall be of no further force and effect with no further liability or obligation of any party thereto thereunder. The Surviving Sections of the Letter Agreement survive termination of the Letter Agreement and remain in full force and effect according to their terms. Former Executive expressly and specifically acknowledges, ratifies, and reaffirms his obligations under the Surviving Sections of the Letter Agreement. 5. FORMER EXECUTIVE ACKNOWLEDGESTHAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY;THAT TO THE EXTENT HE HAS DESIRED, HE HAS AVAILED HIMSELF OF THAT RIGHT; THAT HE HAS CAREFULLY READ AND UNDERSTANDSALL OF THE PROVISIONSOF THIS AGREEMENT; AND THAT HE IS KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT. 6. Miscellaneous (n) Governing Law. This Agreement and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement's scope, validity, enforcement, interpretation, construction, and effect shall be governed by the laws of the State of New York (without regard to any conflict of law rules which might result in the application of the laws of any other jurisdiction). (o) Construction. There shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party hereto and against another party hereto. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship. (p) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement. Facsimile and electronic signatures shall be deemed to be the equivalent of manually signed originals. (q) Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Former Executive, other than by will or the laws of descent or distribution. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the 3 NTD: Surviving Sections to be updated as necessary based on applicable agreement, incorporate applicable restrictive covenant agreement references validity or enforceabilityof any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any arbitrator or court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited. (s) Modification: Waiver. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof. No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Former Executive to induce Former Executive to enter into this Agreement other than the express terms set forth herein, and Former Executive is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement. [Signature page tofollow]

Exhibit A IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above. By: Name: Title: Accepted and Agreed to: 1 ACKNOWLEDGETHAT 1 HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT,THAT I UNDERSTANDALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I FURTHERACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDERTHIS RELEASE FOR [211/1451DAYS AND TO CONSULT WITH AN ATTORNEYABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT,1 HAVE EXERCISEDTHESE RIGHTS TO THE FULL EXTENT THAT I DESIRED. 1 ALSO UNDERSTAND THAT 1MAY REVOKE MY SIGNATURE WITHIN SEVEN (7) DAYS AFTER SIGNING. [EXECUTIVE'S NAME] Date: Signature Page to Release of Claims